UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 13, 2011

SONIC SOLUTIONS
(Exact name of registrant as specified in its charter)

California	23190	93-0925818
(State or other jurisdiction of organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7250 Redwood Blvd., Suite 300, Novato, CA	94945
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(415) 893-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2011, Sonic Solutions (“Sonic”) entered into an Amended and Restated Change in Control Agreement with Matthew S. DiMaria, effective as of December 31, 2010 (the “DiMaria CIC Agreement”), which amends and restates the terms of his original offer letter dated March 18, 2009 with respect to changes-in-control. Mr. DiMaria currently serves as Sonic’s Executive Vice President and General Manager of the Roxio Product Group.

The DiMaria CIC Agreement provides that (i) in the event of a Change in Control, all unvested Sonic stock options, Sonic restricted stock units or other equity compensation held by Mr. DiMaria at the time of such Change in Control will immediately vest in full; and (ii) Sonic will make a lump sum payment equal to 100% of his annual base salary at the level in effect at the time of the Change in Control at the earlier of (y) 180 days after the Change in Control, and (z) Mr. DiMaria’s termination of employment (other than termination by Sonic or its successor with Cause or voluntary termination by Mr. DiMaria without Good Reason). For purposes of the DiMaria CIC Agreement, (a) “Cause” means being convicted of any felony under federal or state law, any fraud, misappropriation or embezzlement, or violation of Sonic’s Proprietary Information and Inventions Agreement or Code of Business Conduct; (b) “Change in Control” means a transaction or series of related transactions that results in a sale of all or substantially all of the assets of either Sonic as a whole, or the Roxio Product Group as a unit, to a third party, the transfer of 50% or more of the outstanding voting power of Sonic to a third party, or the acquisition by a third party, by reason of any contractual arrangement or understanding with one or more persons or entities, of the right or power to appoint or cause to be appointed a majority of the directors or officers of Sonic; (c) “Good Reason” means a material adverse change in Mr. DiMaria’s authority, duties, or responsibilities as Executive Vice President and General Manager of the Roxio Product Group, unless Mr. DiMaria consents in writing to such change, a reduction in his level of base salary, or a relocation of his principal place of employment by more than 50 miles, or termination as a result of death or Disability; and (d) “Disability” means Mr. DiMaria’s inability to perform the normal and usual duties of his position by reason of any physical or medical impairment which is reasonably expected to result in death or continue for a period of 12 consecutive months or more.

The foregoing description of the DiMaria CIC Agreement is a summary and does not purport to be complete and is qualified in its entirety by reference to the complete DiMaria CIC Agreement, which is attached as Exhibit 10.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibit

Exhibit	Description
10.1	Amended and Restated Change in Control Agreement, effective as of January 13, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 13, 2011

SONIC SOLUTIONS

By:	/s/ Paul F. Norris
Name: Paul F. Norris
Title: Executive Vice President,
Chief Financial Officer and General Counsel